UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

PUBLIC STORAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

California	1-8389	95-3551121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 4, 2004, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3 (No. 333-115660)(the “Shelf Registration Statement”) of Public Storage, Inc. (the “Company”), which permits the Company to issue an aggregate of $1,000,000,000 of common stock, preferred stock, equity stock, depositary shares, warrants and debt securities (the “Securities”).

The Company has appointed, effective February 21, 2005, David F. Doll as Senior Vice President of the Company and President of the Real Estate Group. Under the terms of his employment, if Mr. Doll’s employment is terminated by the Company (other than for cause) on or prior to February 20, 2006, he will be entitled to one-year’s base salary and bonus.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 1.1—Underwriting Agreement relating to the Company’s Depositary Shares Representing Shares of the Company’s 6.18% Cumulative Preferred Stock, Series D (the “Preferred Stock”).

Exhibit 3.1—Certificate of Determination for the Preferred Stock.

Exhibit 4.1—Form of Deposit Agreement Relating to the Depositary Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005

PUBLIC STORAGE, I NC .

By:	/s/ DAVID GOLDBERG
David Goldberg
Vice President